UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

CIBT Education Group Inc. (Exact name of registrant as specified in its charter.)

British Columbia, Canada	N/A
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

Suite 1200, 777 West Broadway Street, Vancouver, British Columbia, Canada, V5Z 4J7 (Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
Common Shares, no par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

CIBT Education Group Inc. (the “Registrant”) hereby incorporates by reference the descriptions set forth under “Item 10(A) - Additional Information – Share Capital” and “Item 10(B) – Articles of Incorporation” of Amendment No.5 to our Registration Statement on Form 20-F filed with the Securities and Exchange Commission on December 11, 2007.

ITEM 2. EXHIBITS

Under the Instruction as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 7, 2008

CIBT Education Group Inc.

By: /s/ Toby Chu
Name: Toby Chu
Title: President and Chief Executive Officer